News Release
Tupperware Brands Corp.
14901 S. Orange Blossom Trail
Orlando, FL 32837
Investor Contact: Jane Garrard (407) 826-4475

Tupperware Brands Reports Second Quarter 2019 Results
GAAP diluted E.P.S. was $0.81 and Adjusted*, diluted E.P.S. was $0.98
Adjusted* diluted E.P.S. and pre-tax return on sales within the guidance range
Company revises full-year financial guidance

Orlando, Fla., July 24, 2019- (NYSE: TUP) Tupperware Brands Corporation today announced second quarter 2019 operating results and updated its outlook for full year 2019.

Second Quarter Financial & Operational Updates

•	Second quarter sales down 11% versus last year and 7% in local currency+

•	Adjusted pre-tax return on sales of 14%; within guidance range

•	GAAP diluted E.P.S. $0.81 versus $1.26 in prior year

•	Adjusted* diluted E.P.S. $0.98; within guidance range

•	Reducing full-year 2019 sales and E.P.S. guidance

•	Total sales force size up 1%

•	Tricia Stitzel elected Chairman of the Board of Directors, effective May 22, 2019

•	Sandra Harris appointed Chief Financial Officer, effective April 1, 2019

“Overall, the business fell short of our expectations in some markets as geopolitical concerns and lower consumer spending headwinds in two of our key markets resulted in a miss of our local currency sales expectations as we worked to adjust our product and promotion mix accordingly,” said Tricia Stitzel, Chairman and Chief Executive Officer of Tupperware Brands. “Despite these challenges, we met the low end of our adjusted earnings per share guidance for the quarter after considering two cents worse foreign currency since we provided guidance.”

Stitzel continued, “In my first quarter as Chairman, my primary objective was to accelerate our work toward refocusing our leadership team on the next wave of growth by revitalizing the core, expanding access to our products through harmonized channels and continuing to streamline the organization. We believe this realignment will allow us to adapt our business to the dynamically changing consumer trends and to better enable our network of 3 million sellers, and ultimately drive sustainable shareholder value.”

Second Quarter Results: (as compared with last year)
•Second quarter 2019 sales were $475.3 million, down 11% and local currency sales were down 7%

•	Europe - Sales $121.5 million, down 8% and local currency sales down 2%

•	Asia Pacific - Sales $155.5 million, down 14% and local currency sales down 10%

•	North America - Sales $124.7 million, down 9% and local currency sales down 9%

•	South America - Sales $73.6 million, down 14% and local currency sales down 3%

•	Net income of $39.4 million or $0.81 diluted per share compared with $63.8 million and $1.26 diluted per share last year

•	Adjusted Net Income of $47.7 million or $0.98 diluted per share compared with $55.5 million or $1.09 diluted per share last year

2019 Outlook
Based on current business trends and foreign currency rates, the Company's third quarter and revised fiscal 2019 full year outlook is provided below.
Company Level

	13 Weeks Ended					52 Weeks Ended
	Sep 28, 2019			Sep 29, 2018		Dec 28, 2019		Dec 29, 2018
	Low	High				Low	High

USD Sales Growth vs Prior Year	(12)%	(10)%		(10)%		(11)%	(9)%	(8)%
GAAP EPS	$0.67	$0.72		$0.79		$2.94	$3.09	$3.11
GAAP Pre-Tax ROS	10.3%	10.9%		11.8%		11.7%	12.0%	13.3%

Local Currency+ Sales Growth vs Prior Year	(11)%	(9)%	(b)	(2)%	(c)	(8)%	(6)%	(5)%
EPS Excluding Items*	$0.61	$0.66		$0.91		$3.45	$3.60	$4.30
Pre-Tax ROS Excluding Items*	9.9%	10.4%		12.7%		12.9%	13.1%	13.8%

FX Impact on EPS Comparison (a)	$0.01	$0.01				($0.17)	($0.17)

Cash flow from Operations						$80M	$95M	$97M
Unallocated Expenses						Low $30M
Net Interest Expense						$40M
Tax Rate						28.6%		24.7%

Impact of Change in Hedge Accounting	$4.5M					$16.1M

(a) Impact of changes in foreign currency vs. prior year is updated monthly at: Tupperware Brands Foreign Exchange Translation Impact Update.
(b) Includes 2-point negative impact of lower B2B sales in 2019 vs 2018.
(c) Includes 2-point negative impact from 2017 closure of BeautiControl and combination of Japanese businesses.

* See Non-GAAP Financial Measures Reconciliation Schedules.
+ Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates.

Segment Level Guidance - Full Year Restated

The sales and profit for the remainder of the year are lower and reflective of the consumer trends in key markets. Lower GDP in both China and Brazil coupled with changing consumer and sales force behavior are contributing to the reduction.

•	Europe, Asia Pacific and South America sales down 5-8%. North America down 8-10%.

•	Segment profit return on sales will be 130-150 basis points below last year.

Share Repurchases

For 2019, the Company believes it is most important to invest in our transformation, continue to pay the dividend and reduce leverage rather than repurchasing shares. The Company targets, over time, a debt-to-EBITDA ratio, as defined under its revolving Credit Agreement, of below 2 times.

Second Quarter Earnings Conference Call

Tupperware Brands will conduct a conference call today, Wednesday, July 24, 2019, at 8:30 am Eastern time. The conference call will be webcast and accessible, along with a copy of this news release and slides presented during the conference call, on ir.tupperwarebrands.com.

About Tupperware Brands Corporation

Through an independent sales force of 3.1 million, Tupperware Brands Corporation is the leading global marketer of innovative, premium household, beauty and personal care products across multiple brands utilizing social selling. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through the Avroy Shlain, Fuller Cosmetics, NaturCare, Nutrimetics and Nuvo brands. The Company's stock is listed on the New York Stock Exchange (NYSE: TUP).

Safe Harbor Statement

Statements contained in this release that are not historical fact and use predictive words such as "estimates", "outlook", “guidance”, “expects”, "intends", "target", "plans", “may”, "will", and similar words are forward-looking statements.  These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the success and timing of growth and transformation initiatives; impairment and other charges related to purchase accounting goodwill and restructuring actions; risk of foreign-currency fluctuations and the currency translation impact on the Company’s business associated with these fluctuations; uncertainties related to the interpretation of, and regulations under, the recently enacted U.S. Tax Cuts and Jobs Act of 2017 (the "Tax Act"); the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; and any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success in arranging and success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales related to re-engineering actions; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in food containers and beauty, personal care, nutritional and nutraceutical products; continued competitive pressures for products or sales force in the Company’s markets; leadership development and succession changes; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information, except through its quarterly earnings releases, unless it expects diluted earnings per share for the current quarter, excluding items impacting comparability and changes versus its guidance of the impact of changes in foreign exchange rates, to be significantly below its previous guidance.

Non-GAAP Financial Measures

The Company has utilized non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. These amounts exclude certain items that at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of the Company's primary operations, and to assist readers in evaluating performance and analyzing trends across periods. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

The non-GAAP financial measures include comparisons related to profit. They exclude gains from the sale of property, plant and equipment and insurance settlements related to casualty losses, other income in connection with real estate related operations, inventory obsolescence and operating losses in conjunction with decisions to exit, wind-down or significantly restructure businesses, along with asset sales related to exited or restructured businesses, certain asset retirement obligations, re-engineering including the exit of businesses and fixed asset impairment charges, pension settlements and significant discrete impacts of new tax laws upon adoption. While the Company is engaged in a multi-year program to sell land adjacent to its Orlando, Florida headquarters, and also disposes of other excess land and facilities periodically, these activities are not part of its primary business operations. Additionally, amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period. For this reason, these amounts are excluded as indicated. The Company excludes significant charges related to casualty losses caused by significant weather events, fires or similar circumstances. It also excludes any related gains resulting from the settlement of associated insurance claims. While these types of events can and do recur periodically, they are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across periods. The Company periodically records exit costs accounted for using the applicable accounting guidance for exit or disposal cost obligations and other amounts related to rationalizing its supply chain operations and other re-engineering activities, including the exit of businesses and upon liquidation of operations in a country, the recognition in income of amounts previously recorded in equity as a cumulative translation adjustment. Also, the Company excludes the impact of changes in tax laws on cumulative deferred taxes from items previously recorded as cumulative translation adjustments. The Company believes these amounts are similarly volatile and impact the comparability of earnings across periods. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a useful measure for analysis and predictive purposes.

The Company believes that excluding from reported financial information, costs incurred in connection with a change in its capital structure that is of a nature that would be expected to recur sporadically, also provides a useful measure for analysis and predictive purposes. The Company accounts for its operations in Argentina and Venezuela using hyper-inflation rules under GAAP. Due to volatility in changes in exchange rates, the Company’s non-GAAP measures exclude for analysis and predictive purposes, the impact from devaluations on the Argentine peso and Venezuelan bolivar denominated net monetary assets and other balance sheet positions that impact near term income, since they appear in the income statement at the exchange rate at which they were originally translated rather than the exchange rate at which current operating activity is being translated.

The Company has also elected to present financial measures excluding the impact of amortizing the purchase accounting carrying value of certain definite-lived intangible assets, primarily the value of its Fuller trade name recorded in connection with the Company's December 2005 acquisition of the direct selling businesses of Sara Lee Corporation.  The amortization expense related to these assets will continue for several years.  Similarly, in connection with its evaluation of the carrying value of acquired intangible assets and goodwill, the Company has periodically recognized impairment charges.  The Company believes that these types of non-cash charges will not be representative in any single reporting period of amounts recorded in prior reporting periods or expected to be recorded in future reporting periods. Therefore, they are excluded from indicated financial information to also provide a useful measure for analysis and predictive purposes.

The Company enters into a limited number of business-to-business transactions, in which it sells products to a partner company. Since the level of these sales is volatile from quarter-to-quarter and year-to-year, and is largely independent of the activities of its sales force, the Company at times in addition to disclosing reported sales, discloses “core” sales amounts and comparisons, which exclude amounts sold under business-to-business transactions. This illustrates sales results and trends directly associated with activities of its independent sales force. Also, as the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons, the Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance. The Company generally refers to such amounts as calculated on a local currency basis, as restated or excluding the impact of foreign currency. These core sales and local currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

In information included with this release, the Company has referred to Adjusted EBITDA and a Debt/Adjusted EBITDA ratio, which are non-GAAP financial measures used in the Company's Credit Agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties, and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its Credit Agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

###

TUPPERWARE BRANDS CORPORATION
SECOND QUARTER 2019 SALES FORCE STATISTICS*
(UNAUDITED)

	Sales
All Units	Reported Inc/(Dec) vs. Q2 '18%	Restated+ Inc/(Dec) vs. Q2 '18%		Active Sales Force	Inc/(Dec) vs. Q2 '18%		Total Sales Force	Inc/(Dec) vs. Q2 '18%
Europe	(8)	(2)		98,696	(3)		772,917	3
Asia Pacific	(14)	(10)		143,687	(17)		914,370	(7)
North America	(9)	(9)		199,346	(8)		783,235	1
South America	(14)	(3)		123,487	(6)	b	591,003	12
Total All Units	(11)	(7)		565,216	(9)		3,061,525	1

Emerging Market Units
Europe	(17)	(8)		78,630	—		614,622	8
Asia Pacific	(13)	(9)		123,655	(17)		833,498	(7)
North America	(5)	(7)		185,420	(8)		666,164	—
South America	(14)	(3)		123,487	(6)		591,003	12
Total Emerging Market Units	(12)	(7)		511,192	(9)		2,705,287	2

Established Market Units
Europe	(2)	2	a	20,066	(15)		158,295	(11)
Asia Pacific	(17)	(14)		20,032	(13)		80,872	(5)
North America	(14)	(13)		13,926	(6)	c	117,071	4
South America	—	—		—	—		—	—
Total Established Market Units	(9)	(6)		54,024	(12)		356,238	(5)

* Sales force statistics as collected by the Company and, in some cases, provided by distributors and sales force. The Company classifies Established Markets as those operating in Western Europe, including Australia, Japan, Scandinavia, and the United States and Canada, while the remaining units are classified as Emerging Market Units. Active Sales Force is defined as the average number of sellers ordering in each cycle over the course of the quarter, whereas Total Sales Force is defined as the number of sales force members of the units at the end of the quarter.
+ Local currency, or restated, changes are measured by comparing current year results with those of the prior year, translated at the current year's foreign exchange rates.
Notes
a The lower active sales force than local currency sales comparison in Europe's established markets was mainly due to business-to-business (B2B) sales mainly in Tupperware France, which do not relate to sales force statistics.
b The lower active than total sales force comparison in South America was mainly from Brazil, which had a lower removals, but lower active sellers reflecting the difficulty in generating sales in a challenging economic environment.
c The lower active than total sales force comparison in North America established markets was mainly from the United States and Canada, which reflected a weak response to promotional offers.

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In millions, except per share data)	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	Jun 29, 2019	Jun 30, 2018	Jun 29, 2019	Jun 30, 2018
Net sales	$475.3	$535.4	$962.6	$1,078.0
Cost of products sold	154.6	173.5	315.8	352.5
Gross margin	320.7	361.9	646.8	725.5

Delivery, sales and administrative expense	247.7	272.8	510.4	562.0
Re-engineering and impairment charges	4.1	2.1	8.4	9.7
Gain (loss) on disposal of assets	(0.1)	12.4	(1.0)	14.6
Operating income	68.8	99.4	127.0	168.4

Interest income	0.4	0.7	1.0	1.4
Interest expense	10.8	11.9	21.0	23.0
Other (income) expense, net	(3.4)	(0.4)	(6.7)	(0.2)
Income before income taxes	61.8	88.6	113.7	147.0
Provision for income taxes	22.4	24.8	37.4	47.5
Net income	$39.4	$63.8	$76.3	$99.5

Net income per common share:
Basic income per share	$0.81	$1.26	$1.57	$1.96
Diluted income per share	$0.81	$1.26	$1.56	$1.95

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In millions, except per share data)	13 Weeks Ended	13 Weeks Ended	Reported	Restated*	Foreign	26 Weeks Ended	26 Weeks Ended	Reported	Restated*	Foreign
	Jun 29, 2019	Jun 30, 2018%		%	Exchange	Jun 29, 2019	Jun 30, 2018%		%	Exchange
			Inc (Dec)	Inc (Dec)	Impact*			Inc (Dec)	Inc (Dec)	Impact*
Net Sales:
Europe	$121.5	$132.7	(8)	(2)	$(8.5)	$260.1	$276.6	(6)	3	$(24.6)
Asia Pacific	155.5	180.0	(14)	(10)	(7.2)	311.6	352.2	(12)	(7)	(15.9)
North America	124.7	136.8	(9)	(9)	0.9	244.3	271.8	(10)	(9)	(1.9)
South America	73.6	85.9	(14)	(3)	(10.3)	146.6	177.4	(17)	(3)	(26.7)
	$475.3	$535.4	(11)	(7)	$(25.1)	$962.6	$1,078.0	(11)	(5)	$(69.1)

Segment profit:
Europe	$12.8	$15.1	(15)	(7)	$(1.4)	$30.5	$27.5	11	25	$(3.1)
Asia Pacific	37.2	45.4	(18)	(14)	(2.3)	67.2	83.3	(19)	(15)	(4.4)
North America	20.4	22.7	(10)	(11)	0.2	37.8	41.7	(9)	(9)	(0.3)
South America	13.1	17.8	(27)	(20)	(1.5)	22.0	35.1	(37)	(29)	(4.4)
	83.5	101.0	(17)	(13)	(5.0)	157.5	187.6	(16)	(10)	(12.2)

Unallocated expenses	(7.1)	(11.5)	(39)	(42)	(0.4)	(14.4)	(23.9)	(40)	(43)	(1.1)
Gain (loss) on disposal of assets	(0.1)	12.4	+	+	—	(1.0)	14.6	+	+	—
Re-engineering and impairment charges	(4.1)	(2.1)	94	94	—	(8.4)	(9.7)	(14)	(14)	—
Interest expense, net	(10.4)	(11.2)	(7)	(7)	—	(20.0)	(21.6)	(7)	(7)	—
Income before taxes	61.8	88.6	(30)	(26)	(5.4)	113.7	147.0	(23)	(15)	(13.3)
Provision for income taxes	22.4	24.8	(10)	(4)	(1.4)	37.4	47.5	(21)	(14)	(3.8)
Net income	$39.4	$63.8	(38)	(34)	$(4.0)	$76.3	$99.5	(23)	(15)	$(9.5)

Net income per share (diluted)	$0.81	$1.26	(36)	(31)	$(0.08)	$1.56	$1.95	(20)	(12)	$(0.18)

Weighted average number of diluted shares	48.8	50.7				48.8	51.0

* 2019 actual compared with 2018 translated at 2019 exchange rates
+ Change greater than 100%

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

(In millions, except per share data)	13 Weeks Ended Jun 29, 2019				13 Weeks Ended Jun 30, 2018
	Reported	Adj's		Excl Adj's	Reported	Foreign Exchange Impact	Adj's		Restated* Excl Adj's
Segment profit:
Europe	$12.8	$(0.1)	f	$12.7	$15.1	$(1.4)	$—		$13.7
Asia Pacific	37.2	0.4	a	37.6	45.4	(2.3)	0.4	a,f	43.5
North America	20.4	1.3	a	21.7	22.7	0.2	1.6	a,b	24.5
South America	13.1	0.1	a,c	13.2	17.8	(1.5)	0.2	a,c	16.5
	83.5	1.7		85.2	101.0	(5.0)	2.2		98.2

Unallocated expenses	(7.1)	0.1	b	(7.0)	(11.5)	(0.4)	—		(11.9)
Gain (loss) on disposal of assets	(0.1)	0.1	d	—	12.4	—	(12.4)	d	—
Re-engineering and impairment charges	(4.1)	4.1	e	—	(2.1)	—	2.1	e	—
Interest expense, net	(10.4)	—		(10.4)	(11.2)	—	—		(11.2)
Income before taxes	61.8	6.0		67.8	88.6	(5.4)	(8.1)		75.1
Provision for income taxes	22.4	(2.3)	h	20.1	24.8	(1.4)	(3.8)	h	19.6
Net income	$39.4	$8.3		$47.7	$63.8	$(4.0)	$(4.3)		$55.5

Net income per share (diluted)	$0.81	$0.17		$0.98	$1.26	$(0.08)	$(0.09)		$1.09

	26 Weeks Ended Jun 29, 2019				26 Weeks Ended Jun 30, 2018
	Reported	Adj's		Excl Adj's	Reported	Foreign Exchange Impact	Adj's		Restated* Excl Adj's
Segment profit:
Europe	$30.5	$0.1	b,f	$30.6	$27.5	$(3.1)	$0.4	f	$24.8
Asia Pacific	67.2	0.8	a	68.0	83.3	(4.4)	1.0	a,b,f	79.9
North America	37.8	2.7	a,g	40.5	41.7	(0.3)	4.4	a,b,g	45.8
South America	22.0	0.5	a,c	22.5	35.1	(4.4)	0.6	a,c	31.3
	157.5	4.1		161.6	187.6	(12.2)	6.4		181.8

Unallocated expenses	(14.4)	0.1		(14.3)	(23.9)	(1.1)	—		(25.0)
Gain (loss) on disposal of assets	(1.0)	1.0	d	—	14.6	—	(14.6)	d	—
Re-engineering and impairment charges	(8.4)	8.4	e	—	(9.7)	—	9.7	e	—
Interest expense, net	(20.0)	—		(20.0)	(21.6)	—	—		(21.6)
Income before taxes	113.7	13.6		127.3	147.0	(13.3)	1.5		135.2
Provision for income taxes	37.4	(1.7)	h	35.7	47.5	(3.8)	(5.1)	h	38.6
Net income (loss)	$76.3	$15.3		$91.6	$99.5	$(9.5)	$6.6		$96.6

Net income (loss) per share (diluted)	$1.56	$0.32		$1.88	$1.95	$(0.18)	$0.13		$1.90
* 2019 actual compared with 2018 translated at 2019 exchange rates.
a Amortization of intangibles of acquired beauty units.
b Pension settlement costs.
c As a result of devaluations in the Venezuelan bolivar, and beginning July 1, 2018, Argentine peso, as Venezuela and Argentina are accounted for as hyperinflationary, the Company had negative impacts of $0.4 million and $0.3 million in the first half of 2019 and 2018, respectively. These amounts were related to expense from re-measuring bolivar and peso denominated net monetary assets at the lower exchange rates at the times of devaluations, along with the impact of recording in income amounts on the balance sheet when the devaluations occurred, primarily inventory, at the exchange rates at the time the amounts were made or purchased, rather than the exchange rates in use when they were included in income.
d Loss on disposal of assets in 2019 mainly relate to the write-off of assets in Tupperware France and in Tupperware Brazil. In 2018, gains on disposal of assets mainly relate to the sale of a warehouse in Japan and a building owned by BeautiControl.
e In both years, re-engineering and impairment charges were primarily related to severance costs incurred for headcount reduction in several of the Company's operations in connection with changes in its management and organizational structures, and in 2018, the costs associated with the closure of BeautiControl and the French supply chain facility.
f Write-off of inventory and bad debt associated with changes in business model.
g BeautiControl wind down loss and inventory write-off.
h Provision for income taxes represents the net tax impact of adjusted amounts.
See note regarding non-GAAP financial measures in the attached press release.

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(In millions)	26 Weeks Ended	26 Weeks Ended
	June 29, 2019	June 30, 2018
Operating Activities:
Net cash provided by (used in) operating activities	$1.3	$(38.8)

Investing Activities:
Capital expenditures	(27.2)	(37.6)
Proceeds from disposal of property, plant & equipment	4.7	33.1
Net cash used in investing activities	(22.5)	(4.5)

Financing Activities:
Dividend payments to shareholders	(47.3)	(70.2)
Repurchase of common stock	(0.8)	(51.1)
Repayment of long-term debt and finance lease obligations	(1.0)	(1.3)
Net change in short-term debt	85.2	127.6
Debt issuance costs	(2.2)	—
Proceeds from exercise of stock options	—	0.3
Net cash provided by financing activities	33.9	5.3

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.0	(7.1)
Net change in cash, cash equivalents and restricted cash	14.7	(45.1)
Cash, cash equivalents and restricted cash at beginning of year	151.9	147.2
Cash, cash equivalents and restricted cash at end of period	$166.6	$102.1

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In millions)	Jun 29, 2019	Dec 29, 2018
Assets:
Cash and cash equivalents	$163.0	$149.0
Other current assets	496.0	471.6
Total current assets	659.0	620.6

Property, plant and equipment, net	275.7	276.0
Other assets	497.7	412.2
Total assets	$1,432.4	$1,308.8

Liabilities and Shareholders' Equity:
Short-term borrowings and current portion of long-term debt	$370.2	$285.5
Accounts payable and other current liabilities	404.1	473.6
Total current liabilities	774.3	759.1

Long-term debt	602.8	603.4
Other liabilities	220.0	181.5
Total shareholders' equity	(164.7)	(235.2)
Total liabilities and shareholders' equity	$1,432.4	$1,308.8

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
July 24, 2019
(UNAUDITED)

	Third Quarter	Third Quarter
(In millions, except per share data)	2018 Actual	2019 Outlook
		Range
		Low	High
Income before income taxes	$57.1	$44.2	$47.7

Income tax	$18.0	$11.3	$12.4
Effective Rate	32%	26%	26%

Net Income (GAAP)	$39.1	$32.9	$35.3

% change from prior year		(16)%	(10)%

Adjustments(1):
Gains on disposal of assets	(1.5)	(13.2)	(13.2)
Re-engineering and pension settlements	3.4	9.5	9.5
Net impact of Venezuelan and Argentine currency devaluations	0.8	—	—
Acquired intangible asset amortization	1.9	1.8	1.8
Income tax(2)	1.2	(1.0)	(1.0)
Net Income (adjusted)	$44.9	$30.0	$32.4

Exchange rate impact(3)	0.4	—	—
Net Income (adjusted and 2018 restated for currency changes)	$45.3	$30.0	$32.4

% change from prior year		(34)%	(28)%

Net income (GAAP) per common share (diluted)	$0.79	$0.67	$0.72

% change from prior year		(15)%	(9)%

Net Income (adjusted) per common share (diluted)	$0.91	$0.61	$0.66

Net Income (adjusted & restated) per common share (diluted)	$0.92	$0.61	$0.66

% change from prior year		(34)%	(28)%

Average number of diluted shares (millions)	49.4	48.9	48.9

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items.
(2) Represents income tax impact of adjustments on an item-by-item basis.
(3) Difference between 2019 actual and 2018 translated at 2019 currency exchange rates.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
July 24, 2019
(UNAUDITED)

	Full Year	Full Year
(In millions, except per share data)	2018 Actual	2019 Outlook
		Range
		Low	High
Income before income taxes	$276.2	$215.5	$225.8

Income tax	$120.3	$72.1	$75.1
Effective Rate	44%	33%	33%

Net Income (GAAP)	$155.9	$143.4	$150.7

% change from prior year		(8)%	(3)%

Adjustments(1):
Gains on disposal of assets	$(18.7)	$(25.0)	$(25.0)
Re-engineering and pension settlements	19.3	37.9	37.9
Net impact of Venezuelan and Argentine currency devaluations	2.1	0.3	0.3
Acquired intangible asset amortization	7.6	7.2	7.2
Income tax(2)	49.6	4.8	4.8
Net Income (adjusted)	$215.8	$168.6	$175.9

Exchange rate impact(3)	(8.2)	—	—
Net Income (adjusted and 2018 restated for currency changes)	$207.6	$168.6	$175.9

% change from prior year		(19)%	(15)%

Net income, (GAAP) per common share (diluted)	$3.11	$2.94	$3.09

Net Income (adjusted) per common share (diluted)	$4.30	$3.45	$3.60

Net Income (adjusted & restated) per common share (diluted)	$4.13	$3.45	$3.60

% change from prior year		(16)%	(13)%

Average number of diluted shares (millions)	50.2	48.8	48.8

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items.
(2) Represents income tax impact of adjustments on an item-by-item basis, as well as in 2018, a $46.5 million impact from adoption of 2017 tax law in the United States.
(3) Difference between 2019 actual and 2018 translated at 2019 currency exchange rates.

TUPPERWARE BRANDS CORPORATION
ADJUSTED EBITDA AND DEBT/ADJUSTED EBITDA*
(UNAUDITED)

As of and for the four quarters ended
June 29, 2019
Adjusted EBITDA:
Net income (loss)	$132.7
Add:
Depreciation and amortization	56.1
Gross interest expense	44.5
Provision for income taxes	110.2
Equity compensation	12.0
Pre-tax re-engineering and impairment charges	1.3
Other non-cash extraordinary, unusual or non-recurring charges	11.5
Deduct:
Cash paid for re-engineering	(36.3)
Gains on land sales, insurance recoveries, etc.	(3.1)
Total Adjusted EBITDA	$328.9

Consolidated total debt	$973.0
Divided by adjusted EBITDA	328.9
Debt to Adjusted EBITDA Ratio	2.96

* Amounts and calculations are based on the definitions and provisions of the Company's $650 million Credit Agreement dated March 29, 2019 ("Credit Agreement") and, where applicable, are based on the trailing four quarter amounts. "Adjusted EBITDA" is calculated as defined for "Consolidated EBITDA" in the Credit Agreement.